Exhibit 10.9

Execution Version

July 8, 2021

Bullish

c/o Maples Corporate Services Limited

PO Box 309, Ugland House

Grand Cayman, KY1-1104

Cayman Islands

Re: Standstill Agreement

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with that certain Business Combination Agreement (as may be amended, restated or supplemented from time to time, the “Business Combination Agreement”) entered into by and among Bullish, a Cayman Islands exempted company (“Pubco”), Bullish Global, a Cayman Islands exempted company (the “Company”), Far Peak Acquisition Corporation, a Cayman Islands exempted company (“Purchaser”), BMC 1, a Cayman Islands exempted company (“Merger Sub 1”) and BMC 2, a Cayman Islands exempted company (“Merger Sub 2”), pursuant to which, among other things, Purchaser will be merged with and into Merger Sub 1, with Merger Sub 1 being the surviving entity and a wholly owned subsidiary of Pubco, and Merger Sub 2 will be merged with and into the Company, with the Company being the surviving entity and a wholly owned subsidiary of Pubco.

In order to induce Pubco and Purchaser to proceed with the Mergers (as defined in the Business Combination Agreement) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned (the “Shareholder”) hereby agrees with Pubco as follows:

1.

For a period beginning on the Acquisition Closing Date (as defined in the Business Combination Agreement) and ending on the second anniversary of the Acquisition Closing Date (the “Standstill Period”), the Shareholder covenants and agrees not to, and shall cause its controlled Affiliates not to, directly or indirectly acquire, whether by purchase, tender or exchange offer, by joining a partnership, limited partnership, limited liability company, syndicate or other group or entity, through swap or hedging transactions or otherwise, record or beneficial ownership of any share capital of Pubco other than an: (i) acquisition from any other person that has entered into a letter agreement substantially similar to this Agreement; (ii) acquisition pursuant to any award of restricted share units or options under the Pubco Equity Plan (as defined in the Business Combination Agreement) or upon settlement of restricted share units or exercise of options; (iii) acquisition pursuant to distribution or transfer of any share capital of Pubco by block.one to its shareholders via share dividend or repurchase; (iv) acquisition as a result of any share split, combination, recapitalization or other similar transaction in or of the securities of Pubco; or (v) acquisition that is otherwise approved by the board of directors of Pubco (the “Board”) (including a majority of Pubco’s independent directors). For the avoidance of doubt, but subject to any trading restrictions under applicable securities law, this Agreement shall not in any way limit, restrict or prevent a disposition of any share capital of Pubco regardless of the manner of such disposition (including any deferred disposition, forward contract, installment sale, collateralized convertible security or similar instrument). During the Standstill Period, the Shareholder shall be permitted to make requests to the Board to amend or waive any of the restrictions or obligations set forth herein; provided, that (i) any such request shall not be publicly disclosed by the Shareholder, and (ii) any such request shall be made in a manner that is not reasonably likely to require the public disclosure of such request by Pubco; provided, further, that the approval of any such amendment or waiver may only be granted by the written consent of the majority of Board (including a majority of Pubco’s independent directors).

2.

This Letter Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred herein or the documents or instrument referred to herein, which collectively supersedes all prior agreements and the understandings between the parties hereto with respect to the subject matter contained herein. This Letter Agreement may be amended, supplemented or modified only by execution of a written instrument signed by the undersigned Shareholder and Pubco (and with respect to Pubco, only with the written consent of a majority of its directors, which shall include a majority of independent directors).

3.

This Letter Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns. This Letter Agreement shall not be assigned by any party hereto, by operation of law or otherwise, without the prior written consent of the other party and any assignment without such consent shall be null and void; provided, that no such assignment shall relieve the assigning party of its obligations hereunder.

4.

This Letter Agreement and any action, proceeding, claim or dispute (whether in contract, tort or otherwise) (each, an “Action”) that may be based upon, arise out of or relate to this Letter Agreement or the negotiation, execution or performance hereof shall be governed by, construed and enforced in accordance with the laws (both substantive and procedural) of the State of Delaware, without regard to the conflicts of law principles thereof. All Actions arising out of or relating to this Letter Agreement shall be heard and determined exclusively in the Court of Chancery of the State of Delaware, or to the extent such Court does not have subject matter jurisdiction, any federal court within the State of Delaware (and any courts having jurisdiction over appeals therefrom) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive personal and subject matter jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Letter Agreement by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject to the personal or subject matter jurisdiction of the above named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party hereto agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by laws.

5.	This Letter Agreement shall become effective upon the Acquisition Closing and terminate on the earlier of (i) the expiration of the Standstill Period and (ii) the liquidation of Pubco.

[Signature pages follow]

Very truly yours,

Brendan Blumer

Signature:	/s/ Brendan Blumer

Print Name:	Brendan Blumer

Kokuei Yuan

Signature:	/s/ Kokuei Yuan

Print Name:	Kokuei Yuan

block.one

Signature:	/s/ Stephen Ellis

Name:	Stephen Ellis

Title:	Authorized Signatory

[Signature Page to Standstill Agreement]

Acknowledged and agreed by:

Bullish

Signature:	/s/ Andrew Bliss

Name:	Andrew Bliss

Title:	Director

[Signature Page to Standstill Agreement]